EXHIBIT 23

                  INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-8 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1998, and to the reference to us under Item 3, "Incorporation of Documents by Reference," of this Registration Statement.




Deloitte & Touche LLP
Midland, Michigan
November 16, 1999